Exhibit 10.1

AMENDMENT NO. 7 TO

EMPLOYMENT AGREEMENT

This Amendment No. 7 (“Amendment”) to the Employment Agreement, dated August 28, 2012, between Luby’s, Inc., a Delaware corporation (“Company”), and Christopher J. Pappas, a resident of Houston, Texas (“Executive”) is executed as of August 28, 2012, (the “Effective Date”). For purposes of this Amendment, “Luby’s” or the “Company” shall include the subsidiaries of Company.

RECITALS

WHEREAS, the parties entered into the following agreements:

(1) Employment Agreement, dated November 9, 2005

(2) Amendment No. 1 to Employment Agreement, dated October 29, 2007

(3) Amendment No. 2 to Employment Agreement, dated November 19, 2008

(4) Amendment No. 3 to Employment Agreement, dated November 19, 2009

(5) Amendment No. 4 to Employment Agreement, dated April 15, 2010

(6) Amendment No. 5 to Employment Agreement, dated September 2, 2010

(7) Amendment No. 6 to Employment Agreement, dated April 20, 2011

(Collectively referred to as “Agreements”);

WHEREAS, the parties desire to modify said Agreements as hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, said Agreements shall be modified as follows, as of the effective date:

1. Section 3 of the Agreements is hereby amended and restated as follows:

“3. Term. Subject to the provisions for termination of employment as provided in Section 8(a), Executive’s employment under this Agreement shall be for a period beginning on the Effective Date and ending on December 31, 2013 (“Term”).”

2. CONTROLLING LAW. THIS AMENDMENT SHALL BE DETERMINED AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS.

3. Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

4. Effect of Amendment. This Amendment shall be binding upon Executive and his heirs, executors, legal representatives, successors and assigns, and Luby’s and its legal representatives, successors and assigns. Except as provided in the preceding sentence, this Amendment, and the rights and obligations of the Parties hereunder, are personal and neither this Amendment, nor any right, benefit, or obligation of either Party hereto, shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other Party.

5. Execution. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

LUBY’S, INC.		CHRISTOPHER J. PAPPAS

By:	/s/ Gasper Mir, III	/s/ Christopher J. Pappas
Name:	GASPER MIR, III
Title:	CHAIRMAN OF THE BOARD